Exhibit 99.1

Whitestone REIT Continues Board Refreshment

Announces Board Leadership Changes

Intends to Add Two New Trustees

HOUSTON, June 3, 2024 (GLOBE NEWSWIRE) -- Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced that the Board of Trustees (“Board”) has appointed Amy S. Feng, an independent Trustee, as the Chair of Whitestone’s Board of Trustees, and Julia B. Buthman, also an independent Trustee, as Chair of the Board’s Nominating and Governance Committee. Mss. Feng and Buthman joined the Board in July of 2022 and May of 2023 respectively, and both have played a vital role in overseeing management’s successful turnaround strategy which has resulted in sector-leading total shareholder return of 43.7% (1) since the beginning of 2022.

The Company is in the process of engaging a well-known national search firm to conduct a comprehensive search to identify two new independent board members to replace current trustees, David F. Taylor and Nandita V. Berry. Mr. Taylor and Ms. Berry plan to step down from their roles once their highly qualified successors are appointed or elected to the Board.

“David and Nandita have both served on the Whitestone Board since 2017 and oversaw the company’s strategic re-set in early 2022, which included a CEO change and numerous governance improvements. They have made tough decisions and provided critical expertise, which has contributed to Whitestone’s significant outperformance over the last two years,” said Dave Holeman, Chief Executive Officer. “Whitestone has strengthened the company’s operations, balance sheet and governance during David and Nandita’s tenure and I am thankful for their full support of our board refreshment efforts. Over the last couple of years, and more intensely over the last couple of months, we have connected with a vast majority of our shareholders, and we are grateful for their overwhelming support at our recent Annual Meeting of Shareholders. The feedback from these interactions is invaluable and will guide us as we continue to refresh the Board, as well as evolve and improve in the months and years ahead.”

“I am honored to accept my new leadership role as Chair of the Whitestone Board, and affirm not only mine, but also the full Board and management’s commitment to enhancing shareholder value. Under Dave’s leadership as CEO, the Company has a clear runway for success with a premier portfolio of properties in the best and fastest growing markets in the country, strong supply and demand fundamentals, rapidly improving leverage metrics, and strong earnings growth driven by operational excellence.” said Ms. Feng.

“I am excited and honored to be elected Chair of the Nominating and Governance Committee and look forward to leading the Committee’s efforts regarding such vital matters as continued board refreshment and composition, board member selection, committee membership, oversight of our ESG efforts, and continued engagement with shareholders.” said Ms. Buthman.

About Amy S. Feng

Amy Feng currently serves as Executive Vice President, Strategic Situations and Investor Relations of Edelman Smithfield and brings a wealth of experience from over 25 years of advising executives and Boards on strategic matters. Her clients have included some of the largest REITs: American Campus Communities, ClubCorp, Healthcare Trust of America, Iron Mountain, Monmouth Real Estate, Prologis and Public Storage. Ms. Feng has also previously served as the global head of investor relations at Shopify, Managing Director at Joele Frank, Brimmer Wilkinson Katcher, and as an Executive Vice President at Abernathy MacGregor. She built her financial expertise during her years covering software, technology and e-commerce stocks as a Managing Director and Senior Research Analyst at JMP Securities, and as a Senior Equity Research Analyst at Lehman Brothers. Ms. Feng earned a Bachelor of Arts degree with honors in Chemistry from Cornell University, a Ph.D. in Chemistry from the University of California-Berkeley, and an MBA from Northwestern University Kellogg School of Management.

About Julia B. Buthman

Julia Buthman is a seasoned investment professional with more than 35 years of experience in senior debt, subordinated debt and structured equity investments in both public and private companies. Ms. Buthman is a former Managing Director of Prudential Private Capital (PPC), where she oversaw the Dallas Corporate Finance office covering multiple growth cities in Texas, Oklahoma, Missouri, Kansas, Arkansas, and Louisiana. Ms. Buthman served on the boards of several of PPC’s portfolio companies, including leading the Audit and Compensation Committees. In addition, she served on PPC’s senior management team, providing valuable input into strategy, execution and human capital management. Prior to PPC, Ms. Buthman served as a Managing Director at Bank of Montreal (BMO), where she was a member of the Special Assets group, responsible for managing multiple real estate investments and assets across various sectors including, retail, commercial, residential and office. Additionally, she was responsible for heading a new Chicago-based vertical focused on the retail industry. Throughout her tenure at both Prudential and BMO, Ms. Buthman advised clients within the real estate industry on capital management, strategy and M&A. Ms. Buthman earned a Bachelor of Science degree in Psychology from Oklahoma State University and an MBA from The University of Houston Bauer School of Business.

(1)	Total return through 5/31/2024.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a community-centered real estate investment trust (REIT) that acquires, owns, operates, and develops open-air, retail centers located in some of the fastest growing markets in the country: Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio.

Our centers are convenience focused: merchandised with a mix of service-oriented tenants providing food (restaurants and grocers), self-care (health and fitness), services (financial and logistics), education and entertainment to the surrounding communities. The Company believes its strong community connections and deep tenant relationships are key to the success of its current centers and its acquisition strategy. For additional information, please visit www.whitestonereit.com.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the federal securities laws, including discussion and analysis of our financial condition and results of operations, statements related to our expectations regarding the performance of our business, and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or the negative of such terms and variations of these words and similar expressions, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Factors that could cause actual results to differ materially from any forward-looking statements made in this Report include: the imposition of federal income taxes if we fail to qualify as a real estate investment trust (“REIT”) in any taxable year or forego an opportunity to ensure REIT status; uncertainties related to the national economy, the real estate industry in general and in our specific markets; legislative or regulatory changes, including changes to laws governing REITs; adverse economic or real estate developments or conditions in Texas or Arizona, Houston and Phoenix in particular, including the potential impact of public health emergencies, such as COVID-19, on our tenants’ ability to pay their rent, which could result in bad debt allowances or straight-line rent reserve adjustments; increases in interest rates, including as a result of inflation operating costs or general and administrative expenses; our current geographic concentration in the Houston and Phoenix metropolitan area makes us susceptible to local economic downturns and natural disasters, such as floods and hurricanes, which may increase as a result of climate change, increasing focus by stakeholders on environmental, social, and governance matters, financial institution disruption; availability and terms of capital and financing, both to fund our operations and to refinance our indebtedness as it matures; decreases in rental rates or increases in vacancy rates; harm to our reputation, ability to do business and results of operations as a result of improper conduct by our employees, agents or business partners; litigation risks; lease-up risks, including leasing risks arising from exclusivity and consent provisions in leases with significant tenants; our inability to renew tenant leases or obtain new tenant leases upon the expiration of existing leases; risks related to generative artificial intelligence tools and language models, along with the potential interpretations and conclusions they might make regarding our business and prospects, particularly concerning the spread of misinformation; our inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; geopolitical conflicts, such as the ongoing conflict between Russia and Ukraine, the conflict in the Gaza Strip and unrest in the Middle East; the need to fund tenant improvements or other capital expenditures out of operating cash flow; the extent to which our estimates regarding Pillarstone REIT Operating Partnership LP's financial condition and results of operations differ from actual results; and the risk that we are unable to raise capital for working capital, acquisitions or other uses on attractive terms or at all and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including EBITDAre, FFO, NOI and net debt. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

Same Store NOI: Management believes that Same Store NOI is a useful measure of the Company’s property operating performance because it includes only the properties that have been owned for the entire period being compared, and it is frequently used by the investment community. Same Store NOI assists in eliminating differences in NOI due to the acquisition or disposition of properties during the period being presented, providing a more consistent measure of the Company’s performance. The Company defines Same Store NOI as operating revenues (rental and other revenues, excluding straight-line rent adjustments, amortization of above/below market rents, and lease termination fees) less property and related expenses (property operation and maintenance and real estate taxes), Non-Same Store NOI, and NOI of our investment in Pillarstone OP (pro rata). We define “Non-Same Stores” as properties that have been acquired since the beginning of the period being compared and properties that have been sold, but not classified as discontinued operations. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company's Same Store NOI may not be comparable to that of other REITs.

Investor and Media Contact:

David Mordy
Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

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